                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM T-1

  STATEMENT OF ELIGIBILITY AND QUALIFICATION UNDER THE TRUST INDENTURE ACT OF
                  1939 OF A CORPORATION DESIGNATED TO ACT AS
                                    TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                 TRUSTEE PURSUANT TO SECTION 305(b)(2)_________

                       U.S. TRUST COMPANY OF TEXAS, N.A.
              (Exact name of trustee as specified in its charter)

                                                                 75-2353745
(State of incorporation                                       (I.R.S. employer
if not a national bank)                                      identification No.)

 2001 Ross Ave, Suite 2700                                           75201
      Dallas, Texas                                               (Zip Code)
   (Address of trustee's
principal executive offices)

                               Compliance Officer
                       U.S. Trust Company of Texas, N.A.
                           2001 Ross Ave, Suite 2700
                              Dallas, Texas  75201
                                 (214) 740-4222
           (Name, address and telephone number of agent for service)

                              Cinemark USA , Inc.
              (Exact name of obligor as specified in its charter)

          Texas                                                  77-2206284
(State or other jurisdiction of                               (I.R.S. employer
incorporation or organization)                               identification No.)

   7502 Greenville Avenue, Suite 800
          Dallas, Texas                                             75231
(Address of principal executive offices)                          (Zip Code)

                   9-5/8% Senior Subordinated Notes due 2008
                      (Title of the indenture securities)

                                    GENERAL

1.       General Information.

         Furnish the following information as to the Trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

                          Federal Reserve Bank of Dallas (11th District),
                                  Dallas, Texas (Board of Governors of the
                                  Federal Reserve System)
                          Federal Deposit Insurance Corporation, Dallas, Texas The Office of the Comptroller of the Currency,
                                  Dallas, Texas

         (b)     Whether it is authorized to exercise corporate trust powers.

                          The Trustee is authorized to exercise corporate trust powers.

2.       Affiliations with Obligor and Underwriters.

         If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

         None.

3.       Voting Securities of the Trustee.

         Furnish the following information as to each class of voting securities of the Trustee:

                               As of July 31,1996

================================================================================================
                      Col A.                                                        Col B.
                   Title of Class                                             Amount Outstanding
------------------------------------------------------------------------------------------------
      Capital Stock - par value $100 per share                                   5,000 shares
================================================================================================

4.       Trusteeships under Other Indentures.

         Not Applicable

5. Interlocking Directorates and Similar Relationships with the Obligor or Underwriters. Not Applicable

6. Voting Securities of the Trustee Owned by the Obligor or its Officials.

         Not Applicable

7.       Voting Securities of the Trustee Owned by Underwriters or their
         Officials.

         Not Applicable

8.       Securities of the Obligor Owned or Held by the Trustee.

         Not Applicable

9.       Securities of Underwriters Owned or Held by the Trustee.

         Not Applicable

10. Ownership or Holdings by the Trustee of Voting Securities of Certain Affiliates or Security Holders of the Obligor.

         Not Applicable

11. Ownership or Holdings by the Trustee of any Securities of a Person Owning 50 Percent or More of the Voting Securities of the Obligor.

         Not Applicable

12.      Indebtedness of the Obligor to the Trustee.

         Not Applicable

13.      Defaults by the Obligor.

         Not Applicable

14.      Affiliations with the Underwriters.

         Not Applicable

15.      Foreign Trustee.

         Not Applicable

16.      List of Exhibits.

     T-1.1    -       A copy of the Articles of Association of U.S. Trust
                      Company of Texas, N.A.; incorporated herein by reference to Exhibit T-1.1 filed with Form T-1 Statement,
                      Registration No. 22-21897.

16.  (con't.)

     T-1.2    -       A copy of the certificate of authority of the Trustee to
                      commence business; incorporated herein by reference to Exhibit T-1.2 filed with Form T-1 Statement, Registration
                      No. 22-21897.

     T-1.3    -       A copy of the authorization of the Trustee to exercise
                      corporate trust powers; incorporated herein by reference to Exhibit T-1.3 filed with Form T-1 Statement,
                      Registration No. 22-21897.

     T-1.4    -       A copy of the By-laws of the U.S. Trust Company of Texas,
                      N.A., as amended to date; incorporated herein by reference to Exhibit T-1.4 filed with Form T-1 Statement,
                      Registration No. 22-21897.

     T-1.6    -       The consent of the Trustee required by Section 321(b) of
                      the Trust Indenture Act of 1939.

     T-1.7    -       A copy of the latest report of condition of the Trustee
                      published pursuant to law or the requirements of its supervising or examining authority.


                                      NOTE

As of July 31,1996 the Trustee had 5,000 shares of Capital Stock outstanding, all of which are owned by U.S. T.L.P.O. Corp. As of July 31,1996 U.S. T.L.P.O. Corp. had 35 shares of Capital Stock outstanding, all of which are owned by U.S. Trust Corporation. U.S. Trust Corporation had outstanding _9,778,128__ shares of $5 par value Common Stock as of _July31,1996____.

The term "Trustee" in Items 2, 5, 6, 7, 8, 9, 10 and 11 refers to each of U.S Trust Company of Texas, N.A., U.S. T.L.P.O. Corp. and U.S. Trust Corporation.

Inasmuch as this Form T-1 is filed prior to the ascertainment by the Trustee of all the facts on which to base responsive answers to Items 2, 5, 6, 7, 9, 10 and 11, the answers to said Items are based upon incomplete information. Items 2, 5, 6, 7, 9, 10 and 11 may, however, be considered correct unless amended by an amendment to this Form T-1.

In answering any items in this Statement of Eligibility and Qualification which relates to matters peculiarly within the knowledge of the obligors or their directors or officers, or an underwriter for the obligors, the Trustee has relied upon information furnished to it by the obligors and will rely on information to be furnished by the obligors or such underwriter, and the Trustee disclaims responsibility for the accuracy or completeness of such information.

                                   SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, U.S Trust Company of Texas, N.A., a national banking association organized under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Dallas, and State of Texas on the 5th day of August, 1996.


                                        U.S. Trust Company
                                        of Texas, N.A., Trustee



                                        By: /s/ Bill Barber
                                            ----------------------------------
                                            Bill Barber
                                            Vice President

                                                                   Exhibit T-1.6



                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939 as amended in connection with the proposed issue of Cinemark USA, Inc. 9-5/8% Senior Subordinated Notes due 2008, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefore.



                                        U.S. Trust Company of Texas, N.A.



                                        By:   /s/ Bill Barber
                                              ----------------------------------
                                              Bill Barber
                                              Vice President

                                  TRUST PERMIT

COMPTROLLER OF THE CURRENCY
ADMINISTRATOR OF NATIONAL BANKS

Southwestern District
1600 Lincoln Plaza
500 N. Akard
Dallas, Texas    75201-3394

WHEREAS, - U.S.Trust Company of Texas, National Association, located in Dallas, Texas,being a national banking association, being organized under the statutes OF the United States, has made application for authority to act as fiduciary;

AND WHEREAS, applicable provisions of the statutes OF the United States authorize the grant of such authority;

NOW THEREFORE, I certify that the said association is authorized to act in all fiduciary capacities permitted BY such statutes.

IN TESTIMONY WHEREOF, witness MY signature and seal of the Office this Sixth day OF August, 1991.




                                        /s/ Edward M. Graves

                                        Edward M. Graves
                                        Director for Analysis

                                        CHARTER NUMBER 18782
                                        BY-LAWS
                                        U.S. TRUST CDMPANY OF TEXAS N. A.

                                   ARTICLE I

                            MEETING OF SHAREHOLDERS


              Section 1.1. Annual Meeting. The regular annual meeting of the shareholders for the election of directors and the transaction of whatever business may properly come before the meeting, shall be held at such time, within six months after the close of the Corporation's fiscal year, and place as the Board of Directors may designate. Notice of such meeting shall be mailed, postage prepaid, at least ten days prior to the date thereof, addressed to each shareholder at his address appearing on the books of the Corporation. If from any cause, an election of directors is not made on the said day, the Board of Directors shall order the election to be held on some subsequent day, as soon thereafter as practicable, according to the provisions of law; and notice thereof shall be given in the manner herein provided for the annual meeting.


              Section 1.2. Special Meetings. Except as otherwise specifically provided by statute, special meetings of the shareholders may be called for any purpose at any time by the Board of Directors or by any one or more shareholders owning, in the aggregate, not less than ten (10) percent of the stock of the Corporation. Every such special meeting, unless otherwise provided by law, shall be called by mailing, postage prepaid, not less than ten days prior to the date fixed for such meeting, to each stockholder at his address appearing on the books of the Corporation, a notice stating the purpose of the meeting.


              Section 1.3. Nominations for Director. Nominations for election to the Board of Directors may be made by the Board of Directors or by any stockholder of any outstanding class of capital stock of the Corporation entitled to vote for the election of directors.

              Section 1.4. Proxies. Shareholders may vote at any meeting of the shareholders by proxies duly authorized in writing, but no officer or employee of this Corporation shall act as proxy. Proxies shall be valid only for one meeting, to be specified therein, and any adjournments of such meeting. Proxies shall be dated and shall be filed with the records of the meeting.

              Section 1.5. Quorum. A majority of the outstanding capital stock, represented in person or by proxy, shall constitute a quorum at any meeting of shareholders, unless otherwise provided by law; but less than a quorum may adjourn any meeting, from time to time, and the meeting may be held, as adjourned, without further notice. A majority of the votes cast shall decide every question or matter submitted to the shareholders at any meeting, unless otherwise provided by law. Shareholders may participate in said meeting by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence at a meeting.

              Section 1.6. Action Without a Meeting . Any action required by law, these By-laws, or the Articles of Incorporation or the Corporation to be taken at any annual or special meeting of shareholders of the Corporation, or any action which may be taken at any annual or special meeting of such shareholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all outstanding stock entitled to vote thereon.


                                   ARTICLE II

                                   Directors

              Section 2.1. Board of Directors. The Board of Directors shall have the power to manage and administer the business and affairs of the
Corporation.   Except as expressly limited by law, all corporate powers of the
Corporation shall be vested in and may be exercised by said Board of Directors.

              Section 2.2. Numbers. The Board of Directors shall consist of not less than five nor more than twenty- five persons, the exact number within such minimum and maximum limits to be fixed and determined from time to time by resolution of a majority of the full Board of Directors or by resolution of the shareholders at any meeting thereof; provided, however, that a majority of the full Board of Directors may not increase the number of directors to a number which exceeds by more than two the number of directors last elected by shareholders.

Section 2.3. Organization Meeting. The Secretary, upon receiving the result of any election, shall notify the directors-elect of their election and of the time at which they are required to meet a the Main Office of the corporation for the purpose of filing their affidavits accepting such directorship, as required by law, organizing the new Board of Directors and electing and appointing officers of the Corporation for the succeeding year. Such meeting shall be held on the day of the election or as soon thereafter as practicable, and, in any event, within thirty days thereof. If, at the time fixed for such meeting, there shall not be a quorum present, the directors present may adjourn the meeting, from time to time, until a quorum is obtained.

            Section 2.4. Regular Meeting. At least one regular meeting of the Board of Directors shall be held in the months of January, February, March, April, May, June, July, September, October and November upon notice. Written notice of the time and place of such regular meetings of the Board of Directors shall be given to each Director by either personal delivery, telegram, facsimile transmission, or any other form of electronic communication, unless prohibited by law, at least two (2) days before the meeting or by notice mailed to the Director at least five (5) days before each meeting. One or more representatives designated by the sole shareholder shall receive prior notice of, and an invitation to attend, any meeting of the Board of Directors.

            Section 2.5. Special Meetings. Special meetings of the Board of Directors may be called by the President of the Corporation, or at the request of two or more directors. Each member of the Board of Directors shall be given notice stating the time and place, by telegram, letter, facsimile transmission or other electronic communication, or in person, of each such special meeting.

            Section 2.6. Quorum. A majority of the directors shall constitute a quorum at any meeting, except when otherwise provided by law; but a lesser number may adjourn any meeting from time to time, and the meeting may be held, as adjourned, without further notice. Members of the Board of Directors or any committee thereof may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment allowing all persons participating in the meeting to hear each other at the same time. Participation by such means shall constitute presence in person at a meeting.

              Section 2.7. Vacancies. When any vacancy occurs among the directors, the remaining members of the Board of Directors, in accordance with the laws of the State of Texas, may appoint a director to fill such vacancy at any regular meeting of the Board of Directors, or at a special meeting for that purpose.

              Section 2.8. Action Without a Meeting. Any action required to be taken at a meeting of the Board of Directors of the Corporation, or any action which may be taken at a meeting of the Board of Directors or a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so to be taken, signed by all of the directors, or all the members of the committee, as the case may be, is filed in the minutes of the proceedings of the Board of Directors or of the committee. Such consent shall have the same effect as a unanimous vote.

                                  ARTICLE III

                            Committees of the Board


              Section 3.1. Examining Committee. The Board of Directors shall annually appoint a committee of two or more directors, which shall, at least once during each calendar year and within fifteen months of the last such examination make suitable examinations of the affairs of the Corporation, or cause suitable examinations to be made by examiners responsible only to the Board of Directors, to ascertain whether the Corporation is in sound financial condition, whether internal controls and procedures are being maintained, and shall recommend to the Board of Directors such changes in the manner of conducting the affairs of the Corporation as shall be deemed advisable. Such reports shall state the results of such examinations in writing to the Board of Directors at the next regular meeting thereafter.


            Section 3.2. Executive Committee. There shall be an Executive Committee composed of two or more directors which shall have and may exercise all the authority of the Board of Directors when the Board of directors is not in session, except that such committee shall not have the authority to:

              (a) approve or recommend to shareholders actions or proposals required by law to be approved by shareholders;

              (b) designate candidates for the oitice of director, for purposes of proxy solicitation or otherwise;

              (c) fill vacancies on the Board of Directors or any committee thereof;

              (d)   amend the By-Laws; or

              (e) authorize or approve the issuance or sale of, or any contract to issue or sell, shares;

              except that the Board of Directors, having provided general authorization for the issuance or sale of shares, or any contract therefore, may, pursuant to a general formula or method specified by the Board of Directors, by resolution or by adoption of a stock option or other plan, authorize the Executive Committee to fix the terms of any contract for the sale of the shares and to fix the terms upon which such share may be issued or sold, provided however thnotice Executive Committee shall secure the consent or approval of U.S. Trust

              Corporation on behalf of the sole shareholder of the Corporation evidenced by (i) a resolution of its Board of Directors or (ii) written approval of its Chairman or President to such action.

            The Executive Committee shall keep minutes of its meetings, and such minutes be submitted at the next regular meeting of the Board of Directors at which a quorum is present, and any action taken by the Board of Directors which respect thereto shall be entered in the minutes of the Board of Directors.

The Executive Committee shall meet at least once in each calendar month in which a regular meeting of the Board of Directors is not scheduled.

                                   ARTICLE V

                             Officers and Employees

              Section 4.1 Chairman of the Board. The Board of Directors shall appoint one of its members to be Chairman of the Board of Directors to serve at the pleasure of the Board of Directors. Such person shall preside at all meetings of the Board of Directors. The Chairman of the Board of Directors shall supervise the carrying out of the policies adopted or approved by the Board of Directors; shall have general executive powers, as well as the specific powers conferred by these By-laws; shall also have and may execise such further powers and duties as from time to time may be conferred upon or assigned by the Board of Directors.

              Section 4.2. President. The Board of Directors shall appoint one of its members to be President of the Corporation. In the absence of the Chairman, the President shall preside at any meeting of the Board of Directors.exerciseeresident shall have general executive powers, and shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice to the Office of President, or imposed by these By-Laws. The President shall also have and may exercise such further powers and duties as from time to time may be conferred or assigned by the Board of Directors.

              Section 4.3. Vice President. The Board of Directors may appoint one or more Vice Presidents. Each Vice President shall have such powers and duties as may be assigned by the Board of Directors. One Vice President shall be designated by the Board of Directors, in the absence of the President, to perform all the duties of the President.


              Section 4.4. Secretary. The Board of Directors shall appoint a Secretary, Cashier, or other designated officer who shall be Secretary of the Board of Directors and of the Corporation, and shall keep accurate minutes of all meetings. The Secretary shall attend to the giving of all notice required by these By-Laws to be given; shall be custodian of the corporate seal, records, documents and papers of the Corporation; shall provide for the keeping of proper records of all transactions of the Corporation; shall have and may exercise any and all other powers and duties pertaining by law, regulation or practice, to the Offices of Secretary or Cashier, or imposed by these By-Laws; and shall also perform such other duties as may be assigned form time to time by the Board of Directors.


              Section 4.5. Other Officers. The Board of Directors may appoint one or more Assistant Vice Presidents, one or more Trust Officers, one or more Assistant Secretaries, one or more Assistant Cashiers, one or more Managers and Assistant Managers of Branches and such other officers and attorneys which from time to time may appear to the Board of Directors to be required or desirable to transact the business of the Corporation. Such officers shall respectively exercise such powers and perform such duties as pertain to their several offices, or as may be conferred upon, or assigned to them by the Board of Directors, the Chairman of the Board of Directors, or the President.


              Section 4.6. Tenure of Office. The President and all other officers shall hold office for the current year for which the Board of Directors was elected, unless they shall resign, become disqualified, or be removed; and any vacancy occurring in the Office of the President shall be filled promptly by the Board of Directors.

                                   ARTICLE V

              Section 5.1. Trust Department. There shall be a department of the Corporation known as the Trust Department which shall perform the fiduciary responsibilities of the Corporation.


              Section 5.2. Trust Officer. There shall be a Trust Officer of this Corporation whose duties shall be to manage, supervise and direct all the activities of the Trust Department. Such person shall do or cause to be done all things necessary or proper in carrying on the business of the Trust Department in accordance with provisions of law and applicable regulations; and shall act pursuant to opinions of counsel where such opinion is deemed necessary. Opinions of counsel shall be retained on file in connection with all important matters pertaining to fiduciary activities. The Trust Officer shall be responsible for all assets and documents held by the Corporation in connection with fiduciary matters.

              The Board of Directors may appoint such other officers of the Trust Department as it may deem necessary, with such duties as may be assigned.


              Section 5.3. Trust Investment Committee. There shall be a Trust investment Committee of this Corporation composed of two or more members, who shall be capable and experienced officers or directors of the Corporation. All investments of funds held in a fiduciary capacity shall be made, retained or disposed of only with the approval of the Trust Investment Committee, and the Committee shall keep minutes of all its meetings, showing the disposition of all matters it considers and passes upon. The Committee shall, promptly after the acceptance of an account for which the Corporation has investment responsibilities, review the assets thereof, to determine the advisability of retaining or disposing of such assets. The Committee shall conduct a similar review at least once during each calendar year thereafter.

The Trust Investment Committee or any sub-committee thereof shall additionally exercise the Department's fiduciary authority over matters such as discretionary distributions, account overdrafts, acceptance of new accounts, closing of accounts, exceptions or changes to the published fee schedules, and all other matters which require a high degree of corporate discretion.

              A report of all investment reviews and other Committee actions shall be noted in the minutes of the Committee.

              Section 5.4. Trust Department Files. There shall be maintained in the Trust Department files containing all fiduciary records necessary to assure that its fiduciary responsibilities have been properly undertaken and discharged.

              Section 5.5. Trust Investments. Funds held in a fiduciary capacity shall be invested in accordance with the instrument establishing the fiduciary relationship and permissible by law.



                                   ARTICLE VI

                          Stock and Stock Certificates


              Section 6.1. Transfers. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfers of stock shall be recorded. Every person becoming a shareholder by such transfer shall, in proportion to his shares, succeed to all rights of the prior holder of such shares.

              Section 6.2. Stock Certificates. Certificates of stock shall bear the signature of the Chairman (which may be engraved, printed, or impressed), and shall be signed manually or by facsimile process by the Secretary, Assistant Secretary, Cashier, Assistant Cashier, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Corporation shall be engraven thereon. Each certificate shall recite on its face that the stock represented thereby is transferable only upon the books of the Corporation properly endorsed.

                                  ARTICLE VII

                                 Corporate Seal

              Section 7.1 The President, the Cashier, the Secretary or any Assistant Cashier or Assistant Secretary, or other officer thereunto designated by the Board of Directors, shall have the authority to affix the corporate seal to any document requiring such seal, and to attest the same. Such seal shall be substantially in the following form:

                                   Impression
                                       of
                                      Seal

                                  ARTICLE VIII

                            Miscellaneous Provisions
              Section 8.1. Fiscal Year. The Fiscal Year of the Corporation shall be the calendar year.

              Section 8.2. Execution of Instruments. All agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Corporation by the Chairman of the Board, or the President, or any Vice President, or the Secretary, or the Cashier, or, if in connection with exercise of fiduciary powers of the Corporation, by any of said officers or by any Trust Officer. Any such instruments may also be executed, acknowledged, verified, delivered or accepted on behalf of the Corporation in such other manner and by such other officers or agents as the Board of Directors may from time to time direct. The provisions of this Section 8.2 are supplementary to any other provision of these By-laws.

              Section 8.3. Records. The Articles of Incorporation, the By-laws and the proceedings of all meetings of the shareholders, the Board of Directors, and standing committees of the Board shall be recorded in appropriate minute books provided for the purpose. The minutes of each meeting shall be signed by the Secretary, Cashier or other Officer appointed to act as Secretary of the meeting.

                                   ARTICLE IX

                                    By-laws

              Section 9.1. Inspection. A copy of the By-laws, with all amendments thereto, shall at all times be kept in a convenient place at the Main Office of the Corporation, and shall be open for inspection to all shareholders, during business hours.


              Section 9.2. Amendments. The By-laws may be amended, altered, or repealed, at any regular or special meeting of the Board of Directors, by a vote of a majority of the total number of the Directors.

                                  ARTICLE X

              Section 10.1. Idemnified Person. To the extent permitted and in the manner prescribed by law, the Corporation shall indemnify any person ("indemnified person") made or threatened to be made a party to any action, suit or proceeding, whether civil or criminal, by reason of the fact that he, his testator or intestate, is or was a director, advisory board member or officer of the Corporation or served any other corporation of any type or kind, domestic or foreign, or any partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity at the request of the Corporation, against judgements, fines, amounts paid in settlement and reasonable expenses (which the Corporation may advance), including attorney's fees, actually and necessarily incurred as a result of such action, suit or proceeding, or any appeal therein. The foregoing right of indemnification shall not be exclusive of any other right to which any such person may be entitled but shall not apply in the event of misconduct or gross negligence of the proposed indemnified person.

EXHIBIT T-1.6

                               CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, and in connection with the proposed issue of Cinemark USA, Inc. 9-5/8% Senior Subordinated Notes due 2008, we hereby consent that reports of examination by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.


                                        U.S. Trust Company of Texas, N.A.


                                        By: /s/ Bill Barber
                                            ----------------------------------
                                            Bill Barber
                                            Vice President

U.S. TRUST CO. OF TEXAS, N.A.        CELL DATE: 06/30/96      STATE #: 486797     FFIEC 034
2001 ROSS AVENUE                     VENDOR ID: D             CERT #:  33217      PAGE RC-1
DALLAS, TX 75201                     TRANSIT #: 11101766


CONSOLIDATED REPORT OF CONDITION FOR INSURED COMMERCIAL
AND STATE-CHARTERED SAVINGS BANKS FOR JUNE 30, 1996

ALL SCHEDULES ARE TO BE REPORTED IN THOUSANDS OF DOLLARS. UNLESS OTHERWISE INDICATED, REPORT THE AMOUNT OUTSTANDING AS OF THE LAST BUSINESS DAY OF THE QUARTER.

Schedule RC - Balance Sheet

                                                                                                                     C100
                                                                                             Dollar Amounts in Thousands
ASSETS                                                                                           RCON
1.       Cash and balances due from depository institutions:
         a. Noninterest-bearing balances and currency and coin(1,2)   . . . . . . . . . . . . .   0081       348     1.a
         b. Interest bearing balances(3)  . . . . . . . . . . . . . . . . . . . . . . . . . . .   0071       199     1.b
2.       Securities:
         a.   Held-to-maturity securities (from Schedule RC-B, column A)  . . . . . . . . . . .   1754         0     2.a
         b.   Available-for-sale securities (from Schedule RC-B, column D)  . . . . . . . . . .   1773     9,098     2.b
3.       Federal funds sold and securiites purchased under agreements to resell:
          a.   Federal funds sold . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   0276         0     3.a
          b.   Securities purchased under agreements to resell  . . . . . . . . . . . . . . . .   0277         0     3.b
                                                                               RCON
4.       Loans and lease financing receivables:
         a.   Loans and leases, net of unearned income (from Schedule RC-C) .  2122    33,342                        4.a
         b.   LESS: Allowance for loan and lease losses . . . . . . . . . . .  3123       481                        4.b
         c.   LESS: Allocated transfer risk reserve . . . . . . . . . . . . .  3128         0                        4.c
         d.   Loans and leases, net of unearned income, allowance, and reserve (item 4.a         RCON
                minus 4.b and 4.c)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2125     32,861     4.d
5.       Trading assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3545          0     5.
6.       Premises and fixed assets (including capitalized leases) . . . . . . . . . . . . . . .  2145        720     6.
7.       Other real estate owned (from Schedule RC-M) . . . . . . . . . . . . . . . . . . . . .  2150          0     7.
8.       Investments in unconsolidated subsidiaries and associated companies
           (from Schedule RC-M) . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2130          0     8.
9.       Customers' liability to this bank on acceptances outstanding . . . . . . . . . . . . .  2155          0     9.
10.      Intangible assets (from Schedule RC-M) . . . . . . . . . . . . . . . . . . . . . . . .  2143          0     10.
11.      Other assets (from Schedule RC-F)  . . . . . . . . . . . . . . . . . . . . . . . . . .  2160      1,653     11.
12.      a. Total assets (sum of items 1 through 11)  . . . . . . . . . . . . . . . . . . . . .  2170     44,879     12a
         b. Losses deferred pursuant to 12 U.S.C. 1823(j)   . . . . . . . . . . . . . . . . . .  0306          0     12b
         c. Total assets and losses deferred pursuant to 12 U.S.C. 1823(j) (sum of Items 12.a
              and 12.b)   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0307     44,879     12c

---------------
(1) Includes cash items in process of collection and unposted debits.
(2) The amount reported in this item must be greater than or equal to the sum of Schedule RC-M, items 3a and 3b.
(3) Includes time certificates of deposit not held for trading.
(4) Report "term federal funds sold" in Schedule RC, Item 4a, "Loans and leases, net of unearned income", and in Schedule RC-C, part I.
(5) Report securities purchased under agreements to resell that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RE, Item 3a, "Federal funds sold."

U.S. TRUST CO. OF TEXAS, N.A.        CELL DATE: 06/30/96      STATE #: 486797     FFIEC 034
2001 ROSS AVENUE                     VENDOR ID: D             CERT #:  33217      PAGE RC-2
DALLAS, TX 75201                     TRANSIT #: 11101766

Schedule RC -- Continued



                                                                                                 Dollar Amounts in Thousands
----------------------------------------------------------------------------------------------------------------------------
LIABILITIES
                                                                                                 RCON
13.      Deposits:                                                                               ----
         a. In domestic offices (sum of totals of columns A and C from Schedule RC-E  . . . . .  2200     19,179     13.a
                                                                                  RCON
                                                                                  ----
            (1) Noninterest-bearing(1)  . . . . . . . . . . . . . . . . . . . . . 6631    6,865                      13.a.1
            (2) Interest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . 6636   12,314                      13.a.2
         b. In foreign offices, Edge and Agreement subsidiaries, and IBFs
            (1) Noninterest-bearing   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
            (2) Interest-bearing
                                                                                                 RCON
                                                                                                 ----
14.      Federal funds purchased and securities sold under agreements to repurchase:
         a. Federal funds purchased   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0278          0     14.a
         b. Securities sold under agreements to repurchase  . . . . . . . . . . . . . . . . . .  0279          0     14.b
15.      a. Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . . .  2840          0     15.a
         b. Trading liabilities   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3548          0     15.b
16.      Other borrowed money:
         a. With remaining maturity of one year or less   . . . . . . . . . . . . . . . . . . .  2332          0     16.a
         b. With remaining maturity of more than one year   . . . . . . . . . . . . . . . . . .  2333      6,000     16.b
17.      Mortgage indebtedness and obligations under capitalized leases . . . . . . . . . . . .  2910          0     17.
18.      Bank's liability on acceptances executed and outstanding . . . . . . . . . . . . . . .  2920          0     18.
19.      Subordinated notes and debentures  . . . . . . . . . . . . . . . . . . . . . . . . . .  3200          0     19.
20.      Other liabilities (from Schedule RC-G) . . . . . . . . . . . . . . . . . . . . . . . .  2930        678     20.
21.      Total liabilities (sum of items 13 through 20) . . . . . . . . . . . . . . . . . . . .  2948     25,857     21.
22.      Limited-life preferred stock and related surplus . . . . . . . . . . . . . . . . . . .  3282          0     22.
 EQUITY CAPITAL
23.      Perpetual preferred stock and related surplus  . . . . . . . . . . . . . . . . . . . .  3838      7,000     23.
24.      Common stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3230        500     24.
25.      Surplus (exclude all surplus related to preferred stock) . . . . . . . . . . . . . . .  3839      8,384     25.
26.      a. Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . . .  3632      3,140     26.a
         b. Net unrealized holding gains (losses) on available-for-sale securities  . . . . . .  8434          2     26.b
27.      Cumulative foreign currency translation adjustments  . . . . . . . . . . . . . . . . .  3210
28.      a. Total equity capital (sum of items 23 through 27)   . . . . . . . . . . . . . . . .  3210     19,022     28.
         b. Losses deferred pursuant to 12 U.S.C. 1823(j)   . . . . . . . . . . . . . . . . . .  0906          0     28.b
         c. Total equity capital and losses deferred pursuant to 12 U.S.C. 1823(j)
            (sum of items 28.a and 28.b)  . . . . . . . . . . . . . . . . . . . . . . . . . . .  3559     19,022     28.c
29.      Total liabilities, limited-life preferred stock, equity capital, and losses
           deferred pursuant to 12 U.S.C. 1823(j) (sum of items 21, 22, and 28.c) . . . . . . .  2257     44,879     29.

MEMORANDUM
To be reported only with the March Report of Condition.
                                                                                                 RCON
                                                                                                 ----
1.       Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank
         by independent external auditors as of any date during 1995  . . . . . . . . . . . . .  6724        N/A     M.1

1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
4 = Directors' examination of the bank performed by other external auditors (may be required by state chartering authority)
5 =      Review of the bank's financial statements by external auditors
6 =      Compilation of the bank's financial statements by external auditors
7 =      Other audit procedures (excluding tax preparation work)
8 =      No external audit work

(1) Includes total demand deposits and noninterest-bearing time and savings deposits.
(2) Report "term federal funds purchased" in Schedule RC, item 16, "Other borrowed money."
(3) Report securities sold under agreements to repurchase that involve the receipt of immediately available funds and mature in one business day or roll over under a continuing contract in Schedule RC, item 14.a, "Federal funds purchased."